Exhibit 10.1

BUSINESS LOAN AGREEMENT

Borrower:	LIVEONE, INC. 269 S. BEVERLY DR STE 1450 BEVERLY HILLS, CA 90212	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

THIS BUSINESS LOAN AGREEMENT dated January 28, 2025, is made and executed between LIVEONE, INC. (“Borrower”) and East West Bank (“Lender”) on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of January 28, 2025, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement. Advances under the Indebtedness, as well as directions for payment from Borrower’s accounts, may be requested either orally or in writing by Borrower. Lender may but need not require that all non-written requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person as described in the “Advance Authority” section below or (B) credited to any of Borrower’s accounts with Lender.

ADVANCE AUTHORITY. The following person or persons are authorized to request advances and authorize payments under the loan until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority: ROBERT S. ELLIN, CEO of LIVEONE, INC. and AARON SULLIVAN, CFO OF LIVEONE, INC.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender’s Security Interests; (4) evidence of insurance as required below; (5) subordinations; (6) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business, except where the failure to be so authorized or obtain necessary filings, governmental licenses and approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Corporation’s business or financial condition. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 269 S. BEVERLY DR STE 1450, BEVERLY HILLS, CA 90212. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

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Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender except as disclosed by Borrower in its reports with the U.S. Securities and Exchange Commission (the “SEC Reports”). Borrower has no material contingent obligations except as disclosed in such financial statements or as provided in the SEC Reports.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. Except as disclosed in writing to the Lender or as provided in the SEC Reports, all of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or to its knowledge threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing or as disclosed in the SEC Reports.

Taxes. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing or as disclosed in the SEC Reports, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Certification of Beneficial Owner(s). If Borrower is requested by Lender to provide a Certification of Beneficial Owner(s), the information included in the Certification of Beneficial Owner(s) is true and correct in all respects. “Certification of Beneficial Owner(s)” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance satisfactory to Lender. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

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AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times with prior reasonable notice.

Financial Statements. Furnish Lender with the following:

Additional Requirements. Borrower understands and agrees that while this Agreement is in effect, Borrower will maintain a financial condition indicated by the following statements at all times, unless otherwise noted:

Compliance Certificate. At the time Borrower provides Lender with each quarterly and/or annually required financial statements stated above, Borrower shall also provide Lender with a compliance certificate in the form attached to this Agreement, including Schedule 1 to the compliance certificate.

Annual Statements. As soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year (subject to any applicable SEC extension utilized by Borrower), Borrower shall provide Lender with Borrower’s balance sheet, income and expense statements, reconciliation of net worth and statement of cash flows, with notes thereto for the year ended, in such form as reported by Borrower with the U.S. Securities and Exchange Commission (the “SEC”), audited by Borrower’s then independent registered accounting firm.

Interim Statements. As soon as available, but in no event later than thirty (30) days after the end of each month. Borrower shall provide Lender with Borrower’s balance sheet, income and expense statements, reconciliation of net worth and statement of cash flows, with notes thereto for the period ended, in such form as reported by Borrower with the SEC, prepared by Borrower.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:

Additional Requirements. Borrower understands and agrees that while this Agreement is in effect, Borrower will maintain a financial condition indicated by the following ratios at all times, unless otherwise noted:

Liquidity. Maintain unencumbered Liquid Assets with a cash value of not less than $5,000,000.00, except for such encumbrances that Borrower has disclosed to Lender or as disclosed in the SEC Reports. The words “Liquid Assets” shall mean, as of the date of determination thereof, cash on hand, plus the value of marketable securities, minus the value of restricted retirement assets and minus the amount of any margined loans, tested at the end of each month.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Subordination. Prior to disbursement of any Loan proceeds, deliver to Lender a subordination agreement on Lender’s forms, executed by Borrower’s creditor named below, subordinating all of Borrower’s indebtedness to such creditor, or such lesser amount as may be agreed to by Lender in writing, and any security interests in collateral securing that indebtedness to the Loans and security interests of Lender. Lender acknowledges that such subordination agreement with Capchase Inc. has been delivered to Lender prior to the date of this Agreement.

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Name of Creditor	Total Amount of Debt
Capchase Inc.	$1,700,000.00

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations and general working capital, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP or an OCBOA acceptable to Lender, and (3) any assessment, tax, charge, levy, lien or claim upon any of Borrower’s properties, income, or profits as disclosed in the SEC Reports as of the date of this Agreement.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender promptly in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Beneficial Ownership Information. Comply with all beneficial ownership information reporting requirements of the Corporate Transparency Act and its implementing regulations (collectively the CTA), if applicable to that Borrower. Any Borrower that is or becomes a reporting company as defined in the CTA: (1) has filed, or will file within required timeframes a complete and accurate report of its beneficial ownership information with the Financial Crimes Enforcement Network (FinCEN) as required by the CTA; (2) will update or correct its beneficial ownership information with FinCEN within required timeframes upon any change in its beneficial ownership information; (3) will provide Lender with a copy of its beneficial ownership information report filed with FinCEN upon request; (4) consents to allow Lender to obtain from FinCEN beneficial ownership information filed by Borrower; and (5) will notify Lender in writing of any change in its beneficial ownership information within 30 days of such change.

Inspection. Permit employees or agents of Lender at any reasonable time, with prior written notice to Borrower, to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

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Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Depository Relationship. Maintain one or more deposit account(s) at Lender.

Compliance with “Know Your Customer” Requirements. Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including but not limited to a Certificate of Beneficial Owner(s) acceptable to Lender if applicable.

RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation, guideline, or generally accepted accounting principle, or the interpretation or application of any thereof by any court, administrative or governmental authority, or standard-setting organization (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on Lender’s capital as a consequence of Lender’s obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within fifteen (15) days after Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time after the date of this Agreement levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including finance leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower’s accounts receivable, except to Lender.

Continuity of Operations. (1) Except as disclosed in writing by Borrower to Lender as of the date of this Agreement or as disclosed in the SEC Reports, engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower’s stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a “Subchapter S Corporation” (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower’s stock, or purchase or retire any of Borrower’s outstanding shares or alter or amend Borrower’s capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, other than in the ordinary course of business, (2) purchase, create or acquire any interest in any other enterprise or entity, other than in the ordinary course of business or in consideration of equity and/or payment obligation of Borrower, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

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Agreements. Enter into any agreement containing any material provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums actually owing on the Indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

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Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. This paragraph shall not apply to CUSTOM PERSONALIZATION SOLUTIONS, INC. and LIVEXLIVE PR, INC.

Change in Ownership. Any change in ownership of twenty-five percent 25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender reasonably believes the prospect of payment or performance of the Loan is impaired. This paragraph shall not apply to CUSTOM PERSONALIZATION SOLUTIONS, INC. and LIVEXLIVE PR, INC.

Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months (commencing on the date of this Agreement), it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default: (1) cure the default within twenty (20) days of receipt of such notice; or (2) if the cure requires more than twenty (20) days from receipt of such notice, immediately initiate steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Other Defaults Modified. Notwithstanding the section above entitled “Other Defaults”, Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or Agreement or in any of the Related Documents between Lender and Borrower; or any shareholder, member, trustor, or any owner of the Borrower also holding a controlling interest in any given entity’s common stock, membership interest, trust interest, or any other ownership interest (“Related Entity”), fails to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and the Related Entity.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur and after any applicable cure period, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

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ELECTRONIC INSTRUCTIONS. Borrower desires to apply for Advances and instruct Lender regarding all other aspects of the Loan electronically, including but not limited to by electronic mail, internet, telex, telefax, facsimile and/or telecopy. Borrower agrees that Lender may act in accordance with electronically transmitted applications and instructions (“Electronic Instructions”) subject to the following provisions: 1) Borrower’s Electronic Instructions must be sent to Lender electronically only by means of such services and in such format(s) as may be approved from time to time by Lender in its sole discretion; 2) Borrower will provide to Lender, in writing and duly signed by Borrower, any reasonable security or verification procedures, and Lender may require additional security or verification procedures in its sole discretion; 3) Borrower hereby authorizes and instructs Lender to take all actions requested in any and all Electronic Instructions and agrees that each such Electronic Instruction will be deemed an original and, if sent in lieu of manually signed instructions, will be deemed to incorporate al l of the terms and provisions of the Lender’s standard form or format, if any, for such instructions; 4) Borrower recognizes and agrees that it will be obligated for any loan advance request and/or instruction pursuant to Electronic Instructions to the same extent as if such advance request and/or instruction were provided pursuant to Lender’s standard form or Lender approved format(s) manually signed by Borrower; 5) Borrower agrees to indemnify and hold harmless Lender, its officers, directors, employees and affiliates against any and all liability, loss, cost, damages, attorneys’ fees and other expenses which Lender may incur in reliance upon and pursuant to any and all of the Electronic Instructions received by Lender and purported to be sent by Borrower; 6) Lender is not responsible for checking electronic communications devices on a regular basis, and Borrower will make arrangements to assure Electronic Instructions have been sent to a current employee of Lender, and the employee of Lender has received and read the Electronic Instructions; 7) Lender is not responsible for delays, errors or omissions resulting from malfunction of electronic communications devices or from other conditions beyond the control of Lender; and 8) Lender is not responsible for misuse of or wrongful access to electronic communications devices by Borrower’s representatives and employees nor for any delay in acting on Electronic Instructions caused by Electronic Instructions which Lender deems to be uncertain or unclear or incomplete.

USA PATRIOT ACT. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act. For legal entity borrowers, Lender will require the legal entity to provide identifying information about each beneficial owner and/or individuals who have significant responsibility to control, manage or direct the legal entity.

OPERATING ACCOUNT/AUTOMATIC PAYMENTS. At all times while this Agreement is in effect, Borrower shall maintain its primary operating account with Lender (“Operating Account”). All payments due under the Note shall be automatically deducted from the Operating Account with monthly statements provided to Borrower upon written request. If the funds in the Operating Account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. In addition, Borrower shall execute in favor of Lender any other agreement or document required by Lender in connection with establishing the automatic payments as provided in this section.

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CHOICE OF VENUE. If there is a lawsuit, the undersigned, and if more than one, each of the undersigned, agree upon Lender’s request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

ORAL AGREEMENTS NOT EFFECTIVE. This Note or Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof and shall remain in full force and effect in accordance with its terms and conditions. Moreover, any subsequent oral statements, negotiations, agreements or understandings of the parties shall not be effective against Lender unless (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee’s sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender. Borrower shall not rely or act on any oral statements, negotiations, agreements or understandings between the parties at any time whatsoever, including before or during any Lender approval process stated above. Borrower acknowledges and agrees that Borrower shall be responsible for its own actions, including any detrimental reliance on any oral statements, negotiations, agreements or understandings between the parties and that Lender shall not be liable for any possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, originating in whole or in part in connection with any oral statements, negotiations, agreements or understandings between the parties which the Borrower may now or hereafter claim against the Lender. Neither this Note or Agreement nor any other Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this section. Lender may from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to the Related Documents or (b) waive, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Note or Agreement or the Related Documents or any Event Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee’s sole and absolute opinion and judgment and (iii) executed by an authorized officer of Lender. Then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given.

JUDICIAL REFERENCE. If the waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, who shall be a retired state or federal court judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts). The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

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The parties agree that time is of the essence in conducting the referenced proceedings. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof. The costs shall be borne equally by the parties.

COUNTERPARTS; ELECTRONIC SIGNATURES. This Note or Agreement and all other Related Documents may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note, Agreement or Related Documents, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Note or Agreement and all other Related Documents and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Note or Agreement and all other Related Documents (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof or thereof.

MINIMUM DEPOSIT. Borrower and related entities shall at all times maintain the following minimum deposit with Lender in the amount of $5,000,000.00. If Borrower fails to maintain the minimum deposit amounts for the applicable periods stated herein, Borrower may cure this violation by depositing such amounts required to bring the minimum deposit into compliance within 20 days from the date of such violation, unless otherwise permitted by Lender in writing (email shall suffice).

PRIOR LOAN AGREEMENT. This Loan Agreement supersedes, replaces and restates in its entirety that certain Business Loan Agreement dated August 22, 2023, entered into between Borrower and Lender, together with all modifications thereto (the “Prior Loan Agreement”). The Prior Loan Agreement shall have no further force and effect.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s reasonable legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

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Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of California.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

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Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

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Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury. To the extent permitted by applicable law, all parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

Additional Related Documents. “Related Documents” shall also include all agreements and instruments executed by Borrower in connection with prior indebtedness by Borrower to Lender which, by the terms of such agreements and/or instruments, apply to all or part of Borrower’s underlying obligations of this Indebtedness and/or applies to all future indebtedness of Borrower to Lender.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word “Borrower” means LIVEONE, INC. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto. Also, the following statutes, rules and regulations are included, without limitation, in the words “Environmental Laws” as they are applied to Collateral located in the referenced states: Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word “GAAP” means United States generally accepted accounting principles.

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Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means East West Bank, its successors and assigns.

Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word “Note” means the Promissory Note dated June 2, 2021, and Change in Terms Agreement dated January 28, 2025, in the principal amount of $3,750,000.00, including without limitation all of Borrower’s previous Promissory Notes related to this Loan, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the Promissory Note or Agreement.

OCBOA. The term “OCBOA” means Other Comprehensive Basis of Accounting, as designated by Lender in writing as an acceptable alternative to GAAP.

Permitted Liens. The words “Permitted Liens” mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed by Lender and Borrower in connection with the Loan.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

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BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED JANUARY 28, 2025.

BORROWER:

LIVEONE, INC.

By:	/s/ Aaron Sullivan
AARON SULLIVAN, CFO of LIVEONE, INC.

LENDER:

EAST WEST BANK

By:	/s/ [illegible signature]
Authorized Signer

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